United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2006 (February 16, 2006)

Nature’s Sunshine Products, Inc.
Tax Deferred Retirement Plan

(Exact name of registrant as specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 East 1700 South

Provo, Utah  84606

(Address of principal executive offices) (Zip Code)

(801) 342-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant

On February 16, 2006, the Nature’s Sunshine Products, Inc. Tax Deferred Retirement Plan (the “Plan”) dismissed Gregory & Associates, LLC (“Gregory & Associates”) formerly Gregory & Eldredge, LLC as its independent registered public accounting firm.  The Plan engaged Tanner LC to serve as the Plan’s independent registered public accounting firm, effective as of that date.  The dismissal of Gregory & Associates and the engaging of Tanner LC were recommended and approved by the Nature’s Sunshine Products, Inc. Tax Deferred Retirement Plan Investment Committee.

Gregory & Associates’s audit report on the Plan’s financial statements as of and for the year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

Gregory & Associates was engaged as the Plan’s independent registered public accounting firm on April 26, 2005.  For the period from April 26, 2005 through February 16, 2006, there were no disagreements with Gregory & Associates on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Gregory & Associates’s satisfaction, would have caused Gregory & Associates to make reference to the subject matter of the disagreement in connection with its audit report on the Plan’s financial statements for such period, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Plan has provided Gregory & Associates with a copy of the foregoing disclosures, and has requested that Gregory & Associates furnish it with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not Gregory & Associates agrees with the above statements.  A copy of Gregory & Associates’s letter setting forth its response to this report (as required by Item 304(a)(3) of Regulation S-K) is filed as Exhibit 16.1 to this report.

For the period from May 27, 2004 until April 26, 2005, the Plan engaged Tanner LC as the Plan’s independent registered public accounting firm.  Tanner LC was dismissed when Gregory & Associates was engaged on April 26, 2005.  Subsequent to Tanner LC’s dismissal on April 26, 2005 through February 16, 2006, the Plan did not consult Tanner LC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.  The Plan has provided Tanner LC with a copy of this report, and has given Tanner LC the opportunity to furnish the Plan with a letter addressed to the Commission containing any new information, clarification of the Plan’s expression of its views, or the respects in which it does not agree with the statements made by the Plan in this report.  Tanner LC has stated to the Plan that it agrees with the disclosure set forth in this report and has declined to furnish such a letter to the Commission.

Item 9.01       Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
16.1	Letter from Gregory & Associates (formerly Gregory & Eldredge, LLC), dated May 5, 2006, to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Plan has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 5, 2006	Nature’s Sunshine Products, Inc. Tax Deferred Retirement Plan

	By:	Nature’s Sunshine Products, Inc. as Plan Sponsor of the foregoing Plan

/s/ Stephen M. Bunker
	Name:	Stephen M. Bunker
	Title:	Chief Financial Officer, Vice President of Finance and Treasurer of the Company